As filed with the Securities and Exchange Commission on May 25, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

______________________

BROADWIND, INC.

(Exact name of registrant as specified in its charter)

Delaware	3240 S. Central Avenue Cicero, IL 60804	88-0409160
(State or other jurisdiction of	(Address of Principal Executive Offices)	(IRS Employer Identification No.)
Incorporation or organization)

Amended and Restated Broadwind, Inc. 2015 Equity Incentive Plan

(Full title of the plan)

Eric B. Blashford

President, Chief Executive Officer

Broadwind, Inc.

3240 S. Central Avenue

Cicero, Illinois 60804

Telephone: (708) 780-4800

(Name, address and telephone number,

including area code, of agent for service)

Copy to:

Michele C. Kloeppel, Esq.

Thompson Coburn LLP

One U.S. Bank Plaza

St. Louis, Missouri 63101

Telephone: (314) 552-6000

Facsimile: (314) 552-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer  ☒  Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The undersigned, Broadwind, Inc., a Delaware corporation (the “Registrant”), hereby files this registration statement on Form S-8 (this “Registration Statement”) to register 1,500,000 additional shares (the “Additional Shares”) of common stock, par value $0.001 per share (the “Common Stock”), to participants under the Amended and Restated Broadwind, Inc. 2015 Equity Incentive Plan, as amended (the “Plan”).  The Additional Shares are in addition to the Common Stock previously registered for issuance under the Plan by registration statements on Form S-8 (Registration No. 333-203736) filed April 30, 2015, on Form S-8 (Registration No. 333-231051) filed April 26, 2019 and on Form S-8 (Registration No. 333-255892) filed May 7, 2021 (together, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statements, including exhibits thereto, are incorporated herein by reference, except to the extent superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated herein by reference:

(a)         The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed March 9, 2023;

(b)         The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed May 11, 2023;

(c)         The Registrant’s Current Reports on Form 8-K (specifically excluding the information furnished under Items 2.02 and 7.01 and any exhibits furnished thereto), filed January 19, 2023, February 14, 2023, March 27, 2023 and May 25, 2023;

(d)         The description of the Common Stock as set forth in the Registrant’s registration statement on Form 8-A filed with the SEC on April 8, 2009 (File No. 001-34278) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description; and

(e)         The description of the Series A Rights as set forth in the Registrant’s registration statement on Form 8-A filed with the SEC on February 13, 2013 (File No. 001-34278), Form 8-A/A (Amendment No. 1) filed with the SEC on February 8, 2016 (File No. 001-34278), Form 8-A/A (Amendment No. 2) filed with the SEC on February 12, 2019 (File No. 001-34278) and Form 8-A/A (Amendment No. 3) filed with the SEC on February 3, 2022 (File No. 001-34278) pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents.  Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Where any document or part thereof is incorporated by reference in this Registration Statement, the Registrant will provide without charge to each person to whom a prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 8. Exhibits.

See Exhibit Index.

Exhibit Index

The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit Number	Description
4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008).
4.2	Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 23, 2012).
4.3	Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 6, 2020).
4.4	Third Amended and Restated Bylaws of the Registrant, adopted as of May 4, 2020 (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed May 6, 2020).
4.5

Section 382 Rights Agreement dated as of February 12, 2013 between the Registrant and Equiniti Trust Company, as rights agent (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8‑A filed February 13, 2013).

4.6

First Amendment to Section 382 Rights Agreement dated as of February 5, 2016 between the Registrant and Equiniti Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed February 8, 2016).

4.7

Second Amendment to Section 382 Rights Agreement dated as of February 7, 2019 between the Registrant and Equiniti Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on February 12, 2019).

4.8	Third Amendment to Section 382 Rights Agreement dated as of February 3, 2022 between the Registrant and Equiniti Trust Company, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on February 3, 2022).
4.9

Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 2 to the Registrant’s Registration Statement on Form 8-A filed February 13, 2013).

5.1*	Opinion of Thompson Coburn LLP as to the legality of the securities being registered.
10.1	Amended and Restated Broadwind Energy, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit D to the Company's Schedule 14A filed on March 11, 2019)
10.2	First Amendment to Amended and Restated Broadwind Energy, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020)
10.3	Second Amendment to Amended and Restated Broadwind, Inc. 2015 Equity Incentive Plan (incorporated by reference to Appendix B to Amendment No. 1 to the Company's Schedule 14A filed on April 5, 2021)
10.4	Third Amendment to Amended and Restated Broadwind, Inc. 2015 Equity Incentive Plan (incorporated by reference to Appendix B to the Company's Schedule 14A filed on April 7, 2023)
23.1*	Consent of RSM US LLP.
23.2*	Consent of Thompson Coburn LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (set forth on signature page hereto).
107.1*	Calculation of Filing Fees Tables

* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cicero, State of Illinois on May 25, 2023.

BROADWIND, INC.

By: /s/ Thomas A. Ciccone

Thomas A. Ciccone

Vice President, Chief Financial Officer

(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of the Registrant do hereby severally and individually constitute and appoint Eric B. Blashford and Thomas A. Ciccone, and each of them (with full power to act alone and with full power of substitution and re-substitution), lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments that said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Title	Date

/s/ Eric B. Blashford	President, Chief Executive Officer,	May 25, 2023
Eric B. Blashford	and Director
(Principal Executive Officer)

/s/ Thomas A. Ciccone	Vice President and Chief Financial Officer	May 25, 2023
Thomas A. Ciccone	(Principal Financial Officer)

/s/ Cary B. Wood	Chairman of the Board	May 25, 2023
Cary B. Wood

/s/ Philip J. Christman	Director	May 25, 2023
Philip J. Christman

/s/ Sachin M. Shivaram	Director	May 25, 2023
Sachin M. Shivaram

/s/ David P. Reiland	Director	May 25, 2023
David P. Reiland

/s/ Thomas A. Wagner	Director	May 25, 2023
Thomas A. Wagner

/s/ Jeanette A. Press	Director	May 25, 2023
Jeanette A. Press